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                                              UNITED STATES
                                   SECURITIES AND EXCHANGE COMMISSION
                                            WASHINGTON, D.C.



                                                FORM 8-K



                                             CURRENT REPORT
                                 PURSUANT TO SECTION 13 or 15(d) OF THE
                                     SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported)           December 1, 1999



                                 SECURITY NATIONAL FINANCIAL CORPORATION
                         Exact Name of Registrant as specified in this Charter)




           UTAH                         0-9341           87-0345941
----------------------------           ----------       -----------
(State or other jurisdiction     (Commission     (IRS Employer
of incorporation or organization) File Number)   Indentification No.)


5300 South 360 West, Salt Lake City, Utah                   84123
-----------------------------------------                 ---------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including Area Code (801) 264-1060









                                    Does Not Apply
        (Former name or former address, if changed since last report)
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ITEM 4.  Change in Registrant's Certifying Accountant

Ernst & Young LLP was previously the principal accountants for Security National Financial Corporation (the "Company"). Effective December 1, 1999, that firm's appointment as principal accountants was terminated and effective December 1, 1999, Tanner & Company was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors and the Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 1998, and the subsequent interim period through September 30, 1999, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Ernst & Young LLP on the financial statements of the Company as of and for the years ended December
31, 1998 and 1997, did not contain any adverse opinion or disclaimer of opinion, nor where they qualified as of uncertainty, audit scope or accounting principles.

ITEM 7.  Financial Statements

          (b)    Exhibits

          16. Letter from Ernst & Young LLP regarding change in certifying accountant (to be supplied by amendment).

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        SECURITY NATIONAL FINANCIAL CORPORATION
                                       (Registrant)



Date: December 8, 1999
      ----------------
                                       By:  Scott M. Quist
                                            -----------------------------
                                            First Vice President,
                                            General Counsel and Treasurer